UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 10, 2005
SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)
233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)
(408) 934-7500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 10, 2005, Sipex entered into an Amendment No. 2 to the Loan and Security Agreement with Silicon Valley Bank dated July 21, 2005 (amended by Amendment No. 1 dated October 7, 2005). The Amendment No. 2 provides that the Section 6.7 (Financial Covenants) of the Loan and Security Agreement is amended in its entirely to read as follows:
     (a) Minimum Liquidity Ratio. Borrower will maintain as of the last day of each month, a Liquidity Ratio of not less than 1.50:1.00. The Liquidity Ratio is calculated as the sum of (i) Borrower’s unrestricted cash and cash equivalents and consolidated Accounts divided by (ii) the Obligations.
     (b) Tangible Net Worth. Borrower will maintain, as of the last day of each quarter set forth below, a Tangible Net Worth of at least the amount set forth opposite such date. For purposes of this calculation, up to $5,000,000 in non-cash charges relating to inventory write-downs may be added to Tangible Net Worth.

Quarter Ending Date	Minimum Tangible Net Worth
September 30, 2005	Compliance waived
December 31, 2005	$37,500,000
March 31, 2006	$32,151,200
June 30, 2006	$26,113,000
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual Amendment No. 2 attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

10.1	Amendment No.2 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated November 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: November 16, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Amendment No.2 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated November 10, 2005.

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